EXHIBIT 10.1

AMENDMENT AGREEMENT
This Amendment Agreement (“Agreement”), dated as of August 22, 2016, is made by and between JGB (Cayman) Newton Ltd. (the "Holder"), Galena Biopharma, Inc., a Delaware corporation (the “Company”), JGB Collateral LLC, a Delaware limited liability company (the “Agent”), as agent for the Holder, and each entity executing this Agreement as a Guarantor.
WHEREAS, the Holder and the Company entered into a Securities Purchase Agreement dated as of May 10, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Purchase Agreement"), whereby the Company issued to the Holder, and the Holder acquired from the Company, a 9% Original Issue Discount Senior Secured Debenture due November 10, 2018, in the original principal amount of $25,530,000 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Original Debenture”);
WHEREAS, the parties desire that the Original Debenture be amended and restated in substantially the form attached hereto as Exhibit A (the “A&R Debenture”); and
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the A&R Debenture or the Purchase Agreement, as applicable.
2.
    Amendment and Restatement; Reconfirmation of Security Interest and Subsidiary Guaranty.
(a)
    Effective on the date hereof, the Original Debenture shall be amended and restated in its entirety in substantially the form of the A&R Debenture.
(b)
    Nothing herein or the A&R Debenture shall impair or limit the continuation of the liens and security interests granted to the Holder and/or the Agent under the Security

Agreement or the other Security Documents, which liens are continued in full force and effect pursuant to and as provided therein. The Company and each Guarantor agrees that any reference to the Original Debenture in any Security Document means the Original Debenture as amended and restated pursuant to this Agreement. The Company and each Guarantor acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the Security Documents in accordance with the terms thereof, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as the Holder requests in order to perfect, preserve, and protect such liens and security interests.
(c)
    Each Guarantor acknowledges the amendment and restatement of the Original Debenture pursuant to this Agreement and ratifies, and confirms that, the Subsidiary Guaranty executed by such Guarantor is not released, diminished, impaired, reduced, or otherwise adversely affected by such amendment and restatement and continues to guarantee and assure the full payment and performance of all present and future obligations under the A&R Debentures and the other Transaction Documents.
3.
    Amendments to Registration Rights Agreement. Effective on the date hereof, Section 1 of the Registration Rights Agreement is hereby amended and restated by replacing the definition of “Filing Date” with the following:

“Filing Date” means, with respect to the initial Registration Statement required hereunder, September 2, 2016, and, with respect to any additional Registration Statement which may be required pursuant to Section 3(c), as soon as reasonably practicable after the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.
4.
    Amendments to the Series A Warrants.
(a)
    Section 2(b) of the Series A Common Stock Purchase Warrant is hereby amended and restated as follows:

b)    Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.43, subject to adjustment hereunder (the “Exercise Price”).
(b)    Section 3(f) of the Series A Common Stock Purchase Warrant is hereby amended and restated as follows:
f)    Prepayments. If, at any time while this Warrant is outstanding, the Holder requires the Company to prepay all or a portion of the outstanding principal amount of the Debenture plus accrued and unpaid interest thereon pursuant to Section 2(e) of the Debenture, then the aggregate number of Warrant Shares issuable upon exercise of the unexercised portion of this Warrant prior to such prepayment shall be reduced by multiplying such number by a fraction, the numerator of which is the principal and accrued interest prepaid in accordance with Section 2(e) of the Debenture, and the denominator of which is the total amount of principal funded in cash by the Holder plus accrued interest thereon. Any adjustment made pursuant to this Section 3(f) shall become effective immediately after the Prepayment Date. For the avoidance of doubt, nothing contained in this Section 3(f) shall require the Holder to return any Warrant Shares received by the Holder upon any exercise of this Warrant prior to the applicable prepayment.
(c)    Section 3(f) of the Series B Common Stock Purchase Warrant is hereby amended and restated as follows:
f)    Prepayments. If, at any time while this Warrant is outstanding, the Holder requires the Company to prepay all or a portion of the outstanding principal amount of the Debenture plus accrued and unpaid interest thereon pursuant to Section 2(e) of the Debenture, then the aggregate number of Warrant Shares issuable upon exercise of the unexercised portion of this Warrant prior to such prepayment shall be reduced by multiplying such number by a fraction, the numerator of which is the principal and accrued interest prepaid in accordance with Section 2(e) of the Debenture, and the denominator of which is the total amount of principal funded in cash by the Holder plus accrued interest thereon. Any adjustment made pursuant to this Section 3(f) shall become effective immediately after the Prepayment Date. For the avoidance of doubt, nothing contained in this Section 3(f) shall require the Holder to return any Warrant Shares received by the Holder upon any exercise of this Warrant prior to the applicable prepayment.
5.
    No Modifications. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed or construed to amend, supplement or modify any Transaction Document or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.
6.
    Representations and Warranties. The Company and each Guarantor represents and warrants, severally and jointly, to the Holder that:
(a)
    Authorization; Enforcement. The Company and each Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and each Guarantor and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and each such Guarantor and no further action is required by the Company or any Guarantor in connection herewith. The execution and delivery of the A&R Debenture by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and each Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each Guarantor enforceable against them in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (clauses (i) – (iii) collectively, the “Enforceability Limitations”).

The A&R Debenture has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms subject to the Enforceability Limitations.
(b)
    No Conflicts. The execution, delivery and performance by the Company and each Guarantor of this Agreement and the execution, delivery and performance by the Company of the A&R Debenture, and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.
(c)
    Absence of Defaults. No Event of Default under the Original Debenture or the A&R Debenture has occurred or is continuing. The Company and each Guarantor has complied in all material respects with its respective obligations under the Transaction Documents.
(d)
    Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries taken as a whole, after giving effect to the transactions contemplated by this Agreement: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of this Agreement.
(e)
    SEC Reports; Financial Statements. Since May 10, 2016, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The SEC Documents did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company does not currently have any reason to believe that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

(f)
    Rule 144 Holding Period. Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the A&R Debenture, and any Stock Payment Shares or Conversion Shares issued thereunder, began on May 10, 2016. The Company agrees not to take a position contrary to this paragraph.
(g)
    Absence of Material Adverse Effect. Since June 30, 2016, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.
7.
    Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than one hundred eighty (180) days from the date of this Agreement (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which shall have been previously reviewed by the Holder’s counsel, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of Conversion Shares and Stock Payment Shares as described in the A&R Debenture in accordance with applicable law and the rules and regulations of the Principal Market (as defined in the A&R Debenture) and without any limitation on the number of Conversion Shares or Stock Payment Shares that may be issued thereunder (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each subsequent six-month period thereafter while the Debenture is outstanding until such Stockholder Approval is obtained; provided, however, that the Company shall have no obligation to seek Stockholder Approval more than three (3) times.
8.
    Transaction Documents. The parties hereto agree that this Agreement and the A&R Debenture is a Transaction Document. In addition, all references in the Transaction

Documents to the Original Debenture shall be deemed to mean the Original Debenture as amended and restated pursuant to this Agreement.
9.
    Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Company and the Guarantors shall survive the consummation of the transactions contemplated by this Agreement.
10.
    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.
11.
    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.
12.
    Disclosure. The Company will disclose the material terms of this Agreement and the transactions contemplated hereby by not later than 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof by means of a Current Report on Form 8-K filed with the Commission. Such Current Report on Form 8-K shall include as exhibits this Agreement and the A&R Debenture. The Company and Holder shall consult with each other in preparing any such Current Report. From and after the filing of the Current Report on Form 8-K with the Commission, the Company acknowledges and agrees that the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents.
13.
    Expense Reimbursement. The Company shall on the date hereof deliver to the Holder by wire transfer of immediately available funds an amount equal to $20,000 as reimbursement for the fees of Holder’s outside legal counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Galena Biopharma, Inc., as Company
By /s/ Mark W. Schwartz Name: Mark W. Schwartz Title: President & CEO

Apthera, Inc., as Guarantor

By  /s/ Mark W. Schwartz
Name: Mark W. Schwartz
Title: President

Mills Pharamceuticals, LLC., as Guarantor

By  /s/ Mark W. Schwartz
Name: Mark W. Schwartz
Title: President & CEO

JGB (Cayman) Newton Ltd., as Holder

By /s/ Brett Cohen Name: Brett Cohen Title: President JGB Collateral LLC, as Agent By /s/ Brett Cohen Name: Brett Cohen Title: President

EXHIBIT A

[filed separately]